As filed with the United States Securities and Exchange Commission on May 11, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wise Group plc

(Exact name of registrant as specified in its charter)

Jersey	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1st Floor, Worship Square

65 Clifton Street

London EC2A 4JE

United Kingdom

(Address of Principal Executive Offices, including zip code)

TransferWise 2016 Share Option Plan

Rules of the TransferWise 2021 Equity Incentive Plan

Rules of the Wise plc Long Term Incentive Plan

Wise Group plc 2026 Equity Incentive Plan with Non-Employee Sub-Plan

(Full title of the plans)

Wise US, Inc.

30 W. 26th St, Sixth Floor

New York, NY 10010

+1 (844) 926-4380

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Peinsipp

Jean Park

Trey Reilly

Cooley LLP

55 Hudson Yards

New York, New York 10001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participant in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act: In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The reports or documents listed below have been filed with the Commission by Wise Group plc (the “Registrant”) and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed:

(a)

the Registrant’s Registration Statement on  Form 20-F (as declared effective by the Commission on May 8, 2026), including the description of the Registrant’s Class A ordinary shares contained therein, including any amendment or report filed for the purposes of updating, changing or otherwise modifying such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered hereby have been sold or which deregister all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Companies (Jersey) Law 1991, as amended (the “Jersey Companies Law”) does not contain any provision permitting Jersey companies to limit the liabilities of directors for breach of fiduciary duty. However, a Jersey company may exempt from liability and indemnify directors and officers for liabilities:

•	incurred in defending any civil or criminal legal proceedings where:

•	judgment is given in the person’s favor or the person is acquitted;

•	the proceedings are discontinued other than by reason of such person (or someone on their behalf) giving some benefit or suffering some detriment; or

•

the proceedings are settled on terms that such person (or someone on their behalf) gives some benefit or suffers some detriment but in the opinion of a majority of the disinterested directors, the person was substantially successful on the merits in the person’s resistance to the proceedings;

•	incurred to anyone other than to the company if the person acted in good faith with a view to the best interests of the company;

•

incurred in connection with an application made to the court for relief from liability for negligence, default, breach of duty or breach of trust under Article 212 of the Jersey Companies Law in which relief is granted to the person by the court; or

•	incurred in a case in which the company normally maintains insurance for persons other than directors.

Subject to the provisions of the Jersey Companies Law, the Registrant’s Articles of Association provide that every director or other officer of the Registrant shall be indemnified out of the assets of the Registrant against any liability incurred by such individual for negligence, default, breach of duty, breach of trust or otherwise in relation to the affairs of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1	Form of Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.2 to the Registrant’s Registration Statement on Form 20-F, filed on April 10, 2026).

5.1*	Opinion of Ogier (Jersey) LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Ogier (Jersey) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1	TransferWise 2016 Share Option Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form 20-F, filed on April 10, 2026).

99.2	Rules of the TransferWise 2021 Equity Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form 20-F, filed on April 10, 2026).

99.3	Rules of the Wise plc Long Term Incentive Plan (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form 20-F, filed on April 10, 2026).

99.4	Wise Group plc 2026 Equity Incentive Plan with Non-Employee Sub-Plan (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form 20-F, filed on April 10, 2026).

107*	Filing Fee Table.

* Filed herewith.

ITEM 9. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom on May 11, 2026.

WISE GROUP PLC

By:	/s/ Kristo Käärmann
Name: Kristo Käärmann
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kristo Käärmann and Emmanuel Thomassin, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Kristo Käärmann Kristo Käärmann	Chief Executive Officer and Executive Director (Principal Executive Officer)	May 11, 2026

/s/ Emmanuel Thomassin Emmanuel Thomassin	Chief Financial Officer and Executive Director (Principal Financial and Accounting Officer)	May 11, 2026

/s/ David Wells	Chair of the Board of Directors	May 11, 2026
David Wells

/s/ Clare Gilmartin	Senior Independent Director	May 11, 2026
Clare Gilmartin

/s/ Elizabeth Chambers	Non-Executive Director	May 11, 2026
Elizabeth Chambers

/s/ Terri Duhon	Non-Executive Director	May 11, 2026
Terri Duhon

/s/ Scott Hill	Non-Executive Director	May 11, 2026
Scott Hill

/s/ Alastair Rampell	Non-Executive Director	May 11, 2026
Alastair Rampell

/s/ Hooi Ling Tan	Non-Executive Director	May 11, 2026
Hooi Ling Tan

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant has signed this Registration Statement on May 11, 2026.

Wise US, Inc.

By:	/s/ Kristo Käärmann
	Name:	Kristo Käärmann
	Title:	Chief Executive Officer